EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-51239) of Kelly Services, Inc. of our report dated June 13, 2003 relating to the financial statements of Kelly Retirement Plus, which are included in the Form 11-K amended by this Form 11-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Detroit, Michigan June 26, 2003